UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): March 14, 2024
INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of Principal Executive Offices) (Zip Code)
   Registrant’s telephone number, including area code: (408) 523-2100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.
On March 14, 2024, Intuitive Surgical, Inc. (“Intuitive”) issued a press release announcing U.S. Food and Drug Administration clearance of its fifth-generation robotic system, da Vinci 5. A copy of the press release is furnished hereto as Exhibit 99.1.
Intuitive will hold a teleconference at 5:45 a.m. PDT on Monday, March 18, 2024, to discuss the da Vinci 5 features and benefits and our launch plans. The call will be webcast and can be accessed on Intuitive's website at www.intuitive.com or by dialing (844) 291-6362 using the access code 5898411. The webcast replay of the call will be made available on our website at www.intuitive.com within 24 hours after the end of the live teleconference and will be accessible for at least 30 days.
The information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of Intuitive under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description.
99.1	Press release issued by Intuitive Surgical, Inc., dated March 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: March 14, 2024	By:	/S/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Senior Vice President and Chief Financial Officer